Exhibit 32
CERTIFICATION

The undersigned in the capacity indicated hereby certifies that, to his knowledge, this Annual Report on Form 10-K for the fiscal year ended December 28, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

February 25, 2025	/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger
Interim Chief Executive Officer, Senior Executive Vice President, Chief Financial Officer & Chief Operating Officer

    The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Annual Report on Form 10-K or as a separate disclosure document.